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                                                         Exhibit 2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-74018, 33-4780 and 33-44581 on Forms S-8 of Public Service Enterprise Group Incorporated of our report dated June 23, 1995 appearing in this Annual Report on Form 11-K of the Public Service Electric and Gas Company Thrift and Tax-Deferred Savings Plan for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 30, 1995